Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-211420, 333-207842, 333-202646, 333-191910, 333-191216, 333-190290, 333-185194, 333-180286, 333-163133, 333-155661, 333-129813, 333-122475, 333-107227, 033-60168, 333-95499, 033-56128, 333-42991, 333-41423, 333-31487, 333-20359, 033-57953, and 033-51725) of Western Digital Corporation of our report dated February 12, 2016, with respect to the consolidated financial statements of SanDisk Corporation, included in this Current Report on Form 8-K/A of Western Digital Corporation.

/s/ Ernst & Young LLP

San Jose, California
July 22, 2016